UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2016

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
As previously disclosed, on September 30, 2016 the Federal Railroad Administration (“FRA”) issued Railworthiness Directive (“RWD”) No. 2016-01 (the “Original Directive”). The Original Directive addressed, among other things, certain welding practices in one weld area in specified DOT 111 tank railcars manufactured between 2009 and 2015 by American Railcar Industries, Inc. (“ARI” or the “Company”). The Company met and corresponded with the FRA following the issuance of the Original Directive to express the Company’s concerns with the Original Directive and its impact on ARI, as well as the industry as a whole.
On November 18, 2016, the FRA issued RWD No. 2016-01 [Revised] (the “Revised Directive”), which is currently available on the FRA’s website at www.fra.dot.gov. The Revised Directive changes and supersedes the Original Directive in several ways. Although the Revised Directive addresses some of the Company’s concerns and clarifies certain requirements of the Original Directive, ARI has identified significant issues with the Revised Directive. As a result, in a letter to the FRA dated November 28, 2016 (the “November 28 Letter”), ARI has requested that the FRA immediately rescind or stay the Revised Directive without reinstating the Original Directive until these issues can be fully reconsidered. In addition, ARI has sought judicial review of and relief from the Revised Directive. Am. Railcar Indus., Inc. v. Feinberg, No. 16-1409 (D.C. Cir. filed November 28, 2016). A copy of the November 28 Letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the letter attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements.  The letter attached hereto as Exhibit 99.1 contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation, information with respect to the potential impact of the Revised Directive on the Company, its customers and the railcar industry in general; the grounds upon which the Company has requested that the FRA rescind or stay the Revised Directive; the Company’s plans to seek judicial review of and relief from the Revised Directive; and any statements regarding the Company’s assessment of the railcars it manufactured or their future performance. These forward-looking statements are based upon estimates and assumptions made by the Company as of the date of such letter and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Without limiting the foregoing, the Company cannot assure that it will be successful, in whole or in part, in seeking a rescission, stay or other relief from the Revised Directive. Moreover, seeking such redress can be costly and time consuming, divert management’s time and attention, and adversely affect the Company’s ongoing relationship with its customers and the FRA. Other risks and uncertainties that could adversely affect the Company’s business and prospects are set forth in the Company’s filings with the Securities and Exchange Commission (SEC) including, without limitation, the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its Quarterly Reports on Form 10-Q. The risks included above are not exhaustive. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein or in the attached letter to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	ARI letter dated November 28, 2016, to the FRA (enclosures omitted)

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2016		American Railcar Industries, Inc.

	By:	/s/ Luke M. Williams
	Name:	Luke M. Williams
	Title:	Interim Senior Vice President, Interim Chief Financial Officer and Interim Treasurer

Exhibit Number	Description

Exhibit 99.1	ARI letter dated November 28, 2016, to the FRA (enclosures omitted)